Exhibit 10.1

INVESTMENT MANAGEMENT AGREEMENT

INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”), dated as of [ ], 2026, by and between Blackstone Multi-Strategy Hedge Fund L.P., a Delaware limited partnership (the “Partnership”), and Blackstone Alternative Asset Management L.P., a Delaware limited partnership (the “Investment Manager”).

WHEREAS, the Partnership desires that the Investment Manager originate and recommend investment opportunities to the Partnership, monitor and evaluate Investments and perform administrative services for the Partnership as requested by the General Partner, and the Investment Manager desires to render such services to the Partnership in consideration of a management fee and other compensation as hereinafter specified; and

WHEREAS, the engagement of the Investment Manager by the Partnership is authorized by the Amended and Restated Agreement of Limited Partnership of the Partnership (as amended and/or restated from time to time, the “Partnership Agreement”).

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1. Defined Terms. The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Section 1 or, if not so specified, shall have the meanings specified in Article I of the Partnership Agreement.

“Administration Fee” shall have the meaning specified in Section 3(g) hereof.

“BXHF Managers” shall mean the Investment Manager and the Partnership’s sub-investment manager, Blackstone Alternative Solutions L.L.C., a Delaware limited liability company.

“Initial Fund Expenses Support” shall have the meaning specified in Section 5 hereof.

“Management Fee” shall have the meaning specified in Section 3(a) hereof.

“NAV” shall have the meaning specified in Section 3(b) hereof.

“Organizational and Offering Expenses” shall have the meaning specified in Section 4 hereof.

“Other Fees” shall have the meaning specified in Section 3(c) hereof.

“Underlying Investment Vehicles” shall mean the private investment funds, other investment vehicles and separately managed accounts managed by the BXHF Managers and the Underlying Managers (as defined below) through which the Partnership expects to make certain Investments.

“Underlying Managers” shall mean other investment managers, general partners, advisors and other partners, including affiliates of the BXHF Managers, that source and/or manage certain Investments and Underlying Investment Vehicles, as applicable.

2. Provision of Services by the Investment Manager. (a) The Investment Manager shall originate and recommend to the Partnership investment opportunities consistent with the purposes of the Partnership, monitor and evaluate Investments, as applicable, and provide such other services related thereto as the Partnership may reasonably request.

(b) The Investment Manager shall (directly or through an Affiliate) maintain a staff trained and experienced in the business of identifying and structuring transactions contemplated by the Partnership Agreement. Services to be rendered by the Investment Manager in connection with the Partnership’s investment program shall include:

(i) researching, evaluating, selecting and monitoring the direct Investments;

(ii) identifying, evaluating, selecting and monitoring the Underlying Managers;

(iii) investing the assets of the Partnership in direct Investments and otherwise committing the assets of the Partnership to the management of the Underlying Managers, including through the Underlying Investment Vehicles;

(iv) furnishing a continuous investment program for the Partnership and determining from time to time the direct Investments and Underlying Investment Vehicles to be purchased, retained, redeemed or sold;

(vii) identification of bank and institutional sources of financing, arrangement of appropriate introductions and marketing of financing proposals;

(viii) arranging and coordinating the services of other professionals and consultants, including Blackstone Inc. and its subsidiaries and affiliated entities; and

(ix) providing such other services as the General Partner may, from time to time, delegate to the Investment Manager.

(c) Notwithstanding the services provided by the Investment Manager, the Investment Manager shall not be authorized to manage the affairs of, act in the name of, or bind the Partnership. The management, policies and operations of the Partnership shall be the responsibility of the General Partner acting pursuant to and in accordance with the Partnership Agreement, and all decisions relating to Partnership matters, including, without limitation, the acquisition, management and disposition of Investments, shall be made by the General Partner acting pursuant to and in accordance with the Partnership Agreement.

(d) The General Partner, on behalf of the Partnership, shall appoint the Investment Manager to be responsible for and perform all functions that, in the General Partner’s reasonable discretion, constitute: (i) portfolio management and risk management functions in respect of the Partnership, and (ii) such other functions or responsibilities (if any) as the General Partner determines are appropriate to be carried out by the Investment Manager, in each case, in substitution for, and to the exclusion of, the General Partner. The General Partner will monitor the Investment Manager’s performance of such functions. For the avoidance of doubt, the Investment Manager shall be permitted to engage one or more Affiliates to serve as a sub-investment manager to provide portfolio management services for a portion of the Investments of the Partnership.

3. Management Fee, Other Fees and Administration Fee. (a) Pursuant to Section 6.2 of the Partnership Agreement, the Partnership (directly or indirectly through an Intermediate Entity) shall pay to the Investment Manager a management fee with respect to each Limited Partner (the “Management Fee”), calculated in the manner set forth below.

(b) The Management Fee shall be accrued monthly and paid quarterly by BXHF (directly or indirectly through an Intermediate Entity) in arrears on the last Business Day of each calendar quarter and shall be equal to, in the aggregate, an annualized rate of 1.25% of the net asset value (“NAV”) of the Aggregator. The Management Fee shall be payable by BXHF before giving effect to any accruals for the Management Fee, Servicing Fees, the Administration Fee, the Performance Participation Allocation, pending Aggregator Unit redemptions or distributions, if any, and without taking into account accrued and unpaid taxes of any Intermediate Entity (including Corporations) through which BXHF indirectly invests in an Investment (or any comparable entities of any Other Blackstone Accounts in which BXHF directly or indirectly participates) or taxes paid by any such entity during the applicable month. Each of the Partnership, any Feeder Vehicle and/or any Parallel Fund will be obligated to pay (without duplication) its proportional share of the Management Fee based on its proportional interest in the Aggregator. The Investment Manager may elect to receive the Management Fee in cash, Units of the Partnership and/or any Parallel Fund and/or shares, units or interests (as applicable) of Intermediate Entities (which may, for the avoidance of doubt, be paid or allocated directly by an Intermediate Entity). If the Management Fee is paid in Units, such Units may be redeemed quarterly by the Partnership at NAV at the Investment Manager’s request and will be subject to the volume limitations in the Unit Redemption Plan but not the early redemption deduction of the Unit Redemption Plan.

(c) Any fees (other than the Management Fee, the Servicing Fee and the Administration Fee) earned by the Investment Manager and/or its Affiliates from or with respect to BXHF’s investment activities and/or Portfolio Entities and from unconsummated transactions as further described in the Memorandum as updated from time to time (collectively, “Other Fees”) shall be paid directly to the Investment Manager or its Affiliates and BXHF recognizes and consents that the Investment Manager and its Affiliates may receive such Other Fees and the Management Fee shall not be affected thereby except as expressly set forth in the last sentence of this Section 3(c); provided, that such Other Fees shall generally be allocated among the Partnership, any Feeder Vehicles, Parallel Funds and/or Intermediate Entities, Other Blackstone Accounts, or other Persons pro rata as determined in the good faith discretion of the Investment Manager and its affiliates.

(d) Such Other Fees shall be net of, to the extent not reimbursed or paid as provided herein, reasonable out-of-pocket expenses incurred by the Investment Manager or its Affiliates (and not otherwise reimbursed) in connection with the transaction out of which such fees arose.

(e) The Investment Manager and its Affiliates may receive fees of the type described in this Section 3 from companies other than BXHF’s Portfolio Entities and their Affiliates and those involved in BXHF’s unconsummated transactions, including in connection with a joint venture in which BXHF participates or otherwise with respect to assets or other interests retained by a seller or other commercial counterparty of BXHF and/or as otherwise described in the Memorandum. The Investment Manager and its Affiliates shall have no obligation to reduce the Management Fee in respect of such fees or share such fees in any way with BXHF or the Limited Partners.

(f) The Management Fee for each of (i) the first calendar month following the Initial Closing Date and (ii) the last calendar month of BXHF shall each be prorated for the number of days in such period.

(g) Administration Fee. Pursuant to Section 6.2 of the Partnership Agreement, the Partnership (directly or indirectly through an Intermediate Entity) shall pay to the Investment Manager an administration fee (the “Administration Fee”). The Administration Fee shall be accrued monthly and payable quarterly in arrears on the last Business Day of each calendar quarter and shall be equal to, in the aggregate, an annualized rate of 0.10% of the NAV of the Aggregator. The Administration Fee shall be payable by BXHF before giving effect to any accruals for the Management Fee, the Servicing Fee, the Administration Fee, the Performance Participation Allocation, pending Aggregator Unit redemptions or distributions, if any, and without taking into account accrued and unpaid taxes of any Intermediate Entity (including Corporations) through which BXHF indirectly invests in an Investment (or any comparable entities of any Other Blackstone Accounts in which BXHF directly or indirectly participates) or taxes paid by any such entity during the applicable month. Each of the Partnership, any Feeder Vehicle and/or any Parallel Fund will be obligated to pay (without duplication) its proportional share of the Administration Fee based on its proportional interest in the Aggregator. The Administration Fee will include BXHF’s proportional share of any administrative services provided to any consolidated Underlying Investment Vehicle, but will be separate from and additional to the Management Fee and any Fund Expenses (including administrative expenses incurred in connection with Investments and Portfolio Entities and the middle- and back-office services provided by certain third-party service providers, as mutually agreed between the Investment Manager and BXHF. The Investment Manager may outsource certain administrative duties provided to BXHF with respect to the Administration Fee to third parties. The fees, costs and expenses of any such third-party service providers will be payable by the Investment Manager out of its Administration Fee.

4. Organizational and Offering Expenses. The Investment Manager hereby agrees to advance all of BXHF’s organizational and offering expenses on BXHF’s behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating placement agents or financial intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of each entity (including, as applicable, transfer agent, administrator and depository fees, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, entertainment and meals and including all similar organizational and offering expenses of any Feeder Vehicles, Parallel Funds and/or Intermediate Entities primarily organized to invest in BXHF to the extent not paid by such Feeder Vehicles, Parallel Funds and/or Intermediate Entities or their investors, but excluding subscription fees and Servicing Fees)) (collectively, “Organizational and Offering Expenses”) through the first anniversary of the Initial Closing Date (such first anniversary, the “Effective Date”). On the Initial Closing Date (i.e., the day on which BXHF first accepts third-party investors and begins investment operations), BXHF will be obligated to reimburse the Investment Manager for all such advanced Organizational and Offering Expenses ratably over the 60 months following the Effective Date or, alternatively, in one or more installments on such earlier date(s) and in such amount(s) as determined by the Investment Manager. The Investment Manager will determine what Organizational and Offering Expenses are attributable to the Partnership or any Feeder Vehicle, Parallel Fund or Intermediate Entity, in its sole discretion.

5. Initial Fund Expenses Support. The Investment Manager may in its discretion advance all or a portion of the Fund Expenses to be borne by BXHF and the appropriately apportioned expenses relating to Portfolio Entities, Feeder Vehicles, Parallel Funds and/or Intermediate Entities to the extent not paid by such Portfolio Entities, Feeder Vehicles, Parallel Funds and/or Intermediate Entities, in each case as determined pursuant to the terms of this Agreement and the Partnership Agreement (collectively, “Initial Fund Expenses Support”) through the Effective Date. BXHF will, in the discretion of the Investment Manager, reimburse the Investment Manager for all such advanced expenses ratably over the 60 months following the Effective Date or, alternatively, in one or more installments on such earlier date(s) and in such amount(s) as determined by the Investment Manager. The Investment Manager, in its sole discretion, will determine the portion of Initial Fund Expenses Support that is attributable to the Partnership or any Portfolio Entity, Feeder Vehicle, Parallel Fund and/or Intermediate Entity.

6. Exculpation and Indemnification. The parties hereto acknowledge that the Investment Manager and its officers, directors, members, partners, employees, agents, stockholders and Affiliates are beneficiaries of and shall be bound by and deemed subject to the exculpation and indemnification provisions of Section 4.3 of the Partnership Agreement.

7. Term. The term of this Agreement shall be the same as the term of the Partnership Agreement as set forth in Section 9.1 thereof. This Agreement shall be terminated upon the earliest to occur of (a) the decision of the Partnership in the sole discretion of the General Partner upon sixty (60) days’ notice to so terminate, (b) the bankruptcy of the Investment Manager, and (c) the termination of the Partnership.

8. Miscellaneous. (a) This Agreement may be amended, modified or supplemented at any time and from time to time by an instrument in writing signed by each party hereto, or their respective successors or assigns (including, without limitation, amendments to conform to successor entities and applicable regulatory requirements), or otherwise as provided herein, and any provision herein may be waived, by the written consent of the General Partner; provided that any amendment, modification or supplement that, in the General Partner’s discretion, viewed as a whole together with all such amendments, modifications or supplements, would have a material adverse effect on the Limited Partners in the aggregate will require the prior approval of the Independent Directors.

(b) Any notice shall be deemed to have been duly given if (i) personally delivered, when received, (ii) sent by United States Express Mail or recognized overnight courier on the second following Business Day (or third following Business Day if mailed outside the United States), (iii) delivered by electronic mail, when received, or (iv) posted on a password protected website maintained by the Partnership or its Affiliates and for which any Limited Partner has received access instructions by electronic mail, when posted.

(c) This Agreement shall bind any successors or assigns of the parties hereto as herein provided.

(d) This Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) and any additional information incidental thereto may be presented, delivered executed and/or maintained in as many counterparts as necessary or convenient, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each executed counterpart shall be deemed an original. All such counterparts shall constitute one and the same document. For the avoidance of doubt, any party’s execution and delivery of this Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) by electronic signature and/or electronic transmission shall constitute the execution and delivery of a counterpart of the executed document by or on behalf of such party and shall bind such party to its terms. The authorization under this paragraph may include, without limitation, a manually signed paper document which has been converted into electronic form (such as scanned into PDF format or transmitted via facsimile), or an electronically signed document converted into another format, for transmission, delivery and/or retention.

(e) This Agreement is intended to create, and creates, a contractual relationship for services to be rendered by the Investment Manager acting in the ordinary course of its business as an independent contractor and is not intended to create, and does not create, a partnership, joint venture or any like relationship among the parties hereto (or any other parties). The provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(f) Without the consent of a majority of the Independent Directors (which, for the avoidance of doubt, would include all of the Independent Directors in the event there were two or fewer Independent Directors on the Board of Directors), the Investment Manager shall not assign, sell or otherwise dispose of all or any part of its right, title and interest in and to this Agreement, except to an Affiliate thereof; provided, that nothing in this Agreement shall preclude changes in the composition of the members constituting the limited liability company which is the Investment Manager so long as Blackstone and its Affiliates control such limited liability company; provided, further, that such limited liability company may be reconstituted from the limited liability company form to the limited partnership form, the general partnership form or to the corporate form or vice versa or any other form of entity so long as Blackstone and its Affiliates control such reconstituted entity.

(g) No failure on the part of either party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized effective as of the day and year first above written.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

BLACKSTONE MULTI-STRATEGY HEDGE FUND L.P.

By: BLACKSTONE ALTERNATIVE ASSET MANAGEMENT ASSOCIATES LLC, its general partner

By:
Name:
Title:

BLACKSTONE ALTERNATIVE ASSET MANAGEMENT L.P.

By:
Name:
Title:

[Signature Page to Blackstone Multi-Strategy Hedge Fund L.P. IMA]